PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                       Nine months Ended
                                                                         September 30,
                                                                  ----------------------------------------------
                                                                     1999             1998             1998
                                                                  ------------     ------------     ------------

Net income................................................        $   212,245      $   167,849      $   227,019
   Add: Minority interest in income.......................             12,149           16,141           20,290
   Less: Minority interests in income which do not have fixed
     charges..............................................            (10,369)         (12,282)         (15,853)
                                                                  ------------     ------------     ------------
Income from continuing operations.........................            214,025          171,708          231,456
   Interest expense.......................................              5,870            2,926            4,507
                                                                  ------------     ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $   219,895      $   174,634      $   235,963
                                                                  ============     ============     ============
Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $     9,101      $     6,203      $     7,988
                                                                  ============     ============     ============

Total Preferred Stock dividends...........................        $    69,766      $    59,322      $    78,375
                                                                  ============     ============     ============

Total Combined Fixed Charges and Preferred Stock dividends        $    78,867      $    65,525      $    86,363
                                                                  ============     ============     ============

Ratio of Earnings to Fixed Charges........................              24.17x           28.15x           29.54x
                                                                  ============     ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    Stock dividends.......................................               2.79x            2.67x            2.73x
                                                                  ============     ============     ============


                                                                          For the Year Ended December 31,
                                                               ---------------------------------------------------------------------
                                                                  1998          1997           1996          1995          1994
                                                               ------------  ------------   ------------  ------------  ------------
                                                                                 (Amounts in thousands, except ratios)
Net income................................................     $   227,019   $   178,649    $   153,549   $    70,386   $    42,118
   Add: Minority interest in income.......................          20,290        11,684          9,363         7,137         9,481
   Less: Minority interests in income which do not have fixed
     charges..............................................         (15,853)      (10,375)        (8,273)       (4,700)       (5,906)
                                                               ------------  ------------   ------------  ------------  ------------
Income from continuing operations.........................         231,456       179,958        154,639        72,823        45,693
   Interest expense.......................................           4,507         6,792          8,482         8,508         6,893
                                                               ------------  ------------   ------------  ------------  ------------
Total Earnings Available to Cover Fixed Charges...........     $   235,963   $   186,750    $   163,121   $    81,331   $    52,586
                                                               ============  ============   ============  ============  ============
Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................     $     7,988   $     9,220    $    10,343   $     8,815   $     6,893
                                                               ============  ============   ============  ============  ============

Total Preferred Stock dividends...........................     $    78,375   $    88,393    $    68,599   $    31,124   $    16,846
                                                               ============  ============   ============  ============  ============

Total Combined Fixed Charges and Preferred Stock dividends     $    86,363   $    97,613    $    78,942   $    39,939   $    23,739
                                                               ============  ============   ============  ============  ============

Ratio of Earnings to Fixed Charges........................           29.54x        20.25x         15.77x         9.23x         7.63x
                                                               ============  ============   ============  ============  ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    Stock dividends.......................................            2.73x         1.91x          2.07x         2.04x         2.22x
                                                               ============  ============   ============  ============  ============

                                   Exhibit 12

                                                                           Nine months Ended
                                                                             September 30,
                                                                      ----------------------------
                                                                          1999            1998
                                                                      ------------    ------------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM
------------- -----------------------------------
OPERATIONS  ("FFO")  TO FIXED CHARGES:
--------------------------------------

FFO.............................................................      $   317,232     $  247,955

Interest expense................................................            5,870          2,926
                                                                      ------------    ------------
Adjusted FFO available to cover fixed charges...................      $   323,102     $  250,881
                                                                      ============    ============
Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................      $     9,101     $    6,203
                                                                      ============    ============
Total Preferred Stock dividends.................................      $    69,766     $   59,322
                                                                      ============    ============
Total Combined Fixed Charges and Preferred Stock dividends......      $    78,867     $   65,525
                                                                      ============    ============
Ratio of FFO to Fixed Charges...................................           35.50x         40.45x
                                                                      ============    ============
Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends...................................................            4.10x          3.83x
                                                                      ============    ============

                                                                                       For the Year Ended December 31,
                                                                 -------------------------------------------------------------------
                                                                     1998         1997           1996          1995          1994
                                                                 ------------  ------------  ------------  ------------  -----------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM
------------- -----------------------------------
OPERATIONS  ("FFO")  TO FIXED CHARGES:
--------------------------------------

FFO............................................................. $  336,363    $  272,234    $  224,476    $  105,199    $   56,143

Interest expense................................................      4,507         6,792         8,482         8,508         6,893
                                                                 ------------  ------------  ------------  ------------  -----------
Adjusted FFO available to cover fixed charges................... $  340,870    $  279,026    $  232,958    $  113,707    $   63,036
                                                                 ============  ============  ============  ============  ===========
Total Fixed Charges - Interest expense (including capitalized
    interest)................................................... $    7,988    $    9,220    $   10,343    $    8,815    $    6,893
                                                                 ============  ============  ============  ============  ===========
Total Preferred Stock dividends................................. $   78,375    $   88,393    $   68,599    $   31,124    $   16,846
                                                                 ============  ============  ============  ============  ===========
Total Combined Fixed Charges and Preferred Stock dividends...... $   86,363    $   97,613    $   78,942    $   39,939    $   23,739
                                                                 ============  ============  ============  ============  ===========
Ratio of FFO to Fixed Charges...................................     42.67x        30.26x        22.52x        12.90x         9.15x
                                                                 ============  ============  ============  ============  ===========
Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends...................................................      3.95x         2.86x         2.95x         2.85x         2.66x
                                                                 ============  ============  ============  ============  ===========

                                   Exhibit 12